Exhibit 10.19

SELLING STOCKHOLDER AGREEMENT

THIS SELLING STOCKHOLDER AGREEMENT (“Agreement”) dated the date set forth on the signature page hereof, is by and between Trans World Corporation, a Nevada corporation (“TWC” or the “Company”), and the undersigned (the “Selling Stockholder”) identified on the signature page hereof. Each of TWC and the Selling Stockholder is a “party” to this Agreement, and together, they are the “parties” hereto.

RECITALS:

1.     The Company has agreed to register the shares of Company common stock, $0.001 par value per share (the “Common Stock”), acquired by the Selling Stockholder pursuant to that Subscription Agreement by and between the Company and such Selling Stockholder dated on or about December 22 or 27, 2006 (as applicable) (the “Subscription Agreement”).

2.     The Company has also agreed, pursuant to a resolution of its Board of Directors, to register certain shares of Common Stock to be acquired, or that were previously acquired, in a private or public exchange of senior secured debt of the Company for Common Stock and through the exercise of warrants by certain investors in the Company’s 12% Senior Secured Notes in 1998 and 1999, including Value Partners, Ltd., one of the Selling Stockholders and an affiliate of the Company, and others.

3.     The Company intends to file a Form SB-2 registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register such shares (the “Registrable Securities”) under the Securities Act of 1933, as amended (the “Securities Act”), and will qualify the resale of the Registrable Securities in the United States under the Blue Sky laws of certain states.

4.     In order to accomplish the registration and qualification of the Registrable Securities, the parties hereto desire to agree to certain terms and conditions regarding the registration, qualification and resale of the Registrable Securities as set forth herein.

AGREEMENT:

Therefore, in consideration of the foregoing, the mutual promises made herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned parties hereto hereby agree as follows:

1.     Authorization and Appointment. The undersigned Selling Stockholder hereby appoints the Company as its exclusive agent to register with the SEC and to qualify in certain states all of the shares of Common Stock held by it as set forth on the signature page hereof (i.e., the Registrable Securities), and the Company hereby accepts such appointment subject to the terms and conditions of this Agreement. For purposes of clarification, the Company will undertake to register and qualify such shares, but will not take any actions that would result in a determination that the Company is acting as an underwriter, placement agent, selling agent, salesman, broker or dealer or otherwise to facilitate the resale of such shares. The Company shall have no obligation to sell on behalf of the Selling Stockholder, or to purchase from the Selling Stockholder, any of the Registrable Securities.

2.     Obligations of the Company. The Company hereby agrees to:

(a)   Prepare and file with the SEC a Registration Statement, a draft copy of which is attached hereto as Exhibit A, with respect to such Registrable Securities and use all reasonable efforts to cause such Registration Statement to become effective, and, upon the request of the Selling Stockholders who hold a majority of the Registrable Securities registered thereunder (the “Majority Holders”), keep such Registration Statement effective until the earlier of December 31, 2007 or until all of the Selling Stockholders have either completed the distribution related thereto, or may sell all of their shares under SEC Rule 144 (or any similar or successor rule) within a three (3) month period. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act after December 31, 2007.

(b)   Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as it may be amended or supplemented (the “Prospectus”) as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement for the period set forth in paragraph (a) above.

(c)   Furnish to the Selling Stockholder such numbers of copies of a final Prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Stockholder.

(d)   Use its reasonable efforts to qualify the Selling Stockholders’ Registrable Securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Selling Stockholder in writing; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, pay taxes or to file a general consent to service of process in any such states or jurisdictions.

(e)   Notify the Selling Stockholder of Registrable Securities covered by such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(f)    Upon the Company being notified in writing by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the Registrable Securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to the Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (to the extent of the Company’s knowledge) (i) the name of such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of the Registrable Securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in the Prospectus, and (vi) other facts material to the transaction.

(g)   Upon the Company being notified in writing by a Selling Stockholder that one of its donees or pledgees intends to sell more than five hundred (500) shares of the Registrable Securities, a supplement to the Prospectus will be filed if then required in accordance with applicable securities law.

(h)   Upon surrender of the original stock certificate(s) duly endorsed for transfer or accompanied by a properly completed stock power to the Company’s transfer agent together with instructions regarding re-issuance as a result of a sale of the Registrable Securities pursuant to the Registration Statement, the Company will issue new, unlegended shares to the new holder of record, as permitted by applicable securities laws, and will issue to the Selling Stockholder any remainder shares containing the appropriate restrictive legends.

3.     Exceptions to the Company’s Obligations.

The Company shall not be required to effect a registration of the Registrable Securities:

(a)   after the Registration Statement has been declared or ordered effective by the SEC;

(b)   if within thirty (30) days after the execution of this Agreement by the last Selling Stockholder to sign, the Company gives notice to the Selling Stockholder of the Company’s intention to make a public offering within ninety (90) days;

(c)   if the Company shall furnish to the Selling Stockholder a certificate, signed by the Company’s Chief Executive Officer, stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after the date of such notice; provided that such right to delay the filing of the Registration Statement shall be exercised by the Company not more than twice in any twelve (12) month period; or,

(d)   if the Selling Stockholder fails to reasonably and timely cooperate with the Company by failing to perform its obligations hereunder, in which case the Company shall have the right and authority to exclude the Selling Stockholder and its shares from the Registration Statement in the Company’s discretion.

4.     Expenses of Registration.  Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2 hereof shall be borne by the Company. For purposes of this Agreement, “Registration Expenses” include, but are not limited to, all registration and filing fees, printing expense, fees and disbursements of counsel for the Company, Blue Sky fees and expenses, but do not include Selling Expenses defined below. Notwithstanding the first sentence of this Section, all legal, accounting or expert’s fees and expenses incurred for the benefit of the Selling Stockholder and underwriting discounts and/or selling fees or expenses applicable to the sale of the Registrable Securities charged by underwriters, brokers, dealers, salesmen or agents (“Selling Expenses”) incurred in connection with the registration hereunder, shall be borne by the holders of the securities so registered. In addition, the Company shall not be required to pay for, and shall be entitled to a pro rata reimbursement of, its Registration Expenses of any registration proceeding begun pursuant to Section 2 and such Selling Stockholder’s right to have its shares registered by the Company hereunder shall be forfeited, where the Registrable Securities are subsequently withdrawn from the Registration Statement by the Selling Stockholder, unless the withdrawal is based upon material adverse information concerning the Company that was not publicly available at the time of the execution of this Agreement and prior to the date the Registration Statement is declared or ordered effective by the SEC. If the Selling Stockholders are required to pay or reimburse the Registration Expenses, such expenses shall be borne by the holders of Registrable Securities in proportion to the number of shares for which registration was requested hereunder.

5.     Plan of Distribution.  (a)  Only after the Registration Statement is declared or ordered effective by the SEC, the Selling Stockholder may, from time to time, sell any or all of its Registrable Securities on any stock exchange, market or trading facility on which shares of Company Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling the Registrable Securities:  (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits investors; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) an exchange distribution in accordance with the rules of the applicable exchange; (v) privately negotiated transactions; (vi) to cover short sales made after the date that the Registration Statement is declared or ordered effective by the SEC; (vii) broker-dealers may agree with the Selling Stockholders to sell a specified number of the Registrable Securities at a stipulated price per share; (viii) a combination of any such methods of sale; and (ix) any other method permitted pursuant to applicable law.

(b)   The Selling Stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under the Prospectus.

(c)   The Selling Stockholder hereby acknowledges receipt of the Company’s Insider Trading Policy, a copy of which is attached hereto as Exhibit B and agrees that no sale of any Registrable Securities will be made in violation of such policy. The Selling Stockholder hereby agrees to report each sale of any Registrable Securities to the Company within twenty-four (24) hours of receipt of the trade confirmation and to comply with all of the reporting requirements of the Securities Exchange Act of 1934, as amended, and the regulations and policies of the SEC thereunder (the “Exchange Act”). The Company shall have no obligation or liability to notice, remind, file or otherwise comply with the Exchange Act for or on behalf of the Selling Stockholder.

(d)   The Selling Stockholder acknowledges and agrees that it may not use shares registered in the Registration Statement to cover short sales of Company Common Stock made prior to the date on which the Registration Statement is declared or ordered effective by the SEC.

(e)   The Selling Stockholder acknowledges and agrees that if any Registrable Securities are sold pursuant to the use of the Prospectus included in the Registration Statement, that such Selling Stockholder will be subject to, and agrees to comply with, the Prospectus delivery requirements of the Securities Act.

(f)    The Selling Stockholder acknowledges and agrees to comply with all other applicable provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, including Regulation M, as applicable to the Selling Stockholder in connection with its resale of the Registrable Securities under the Registration Statement.

(g)   Broker-dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate in sales of the Registrable Securities. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated by and between the broker-dealer(s) and the Selling Stockholder. The Selling Stockholder agrees that these commissions and discounts will not exceed what is customary in the types of transactions involved.

(h)   The Selling Stockholder agrees to promptly notify the Company in writing if any material arrangement has been entered into with a broker-dealer for the sale of the Company’s Registrable Securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, which notice will disclose, at a minimum, (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of Registrable Securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in the Company’s Prospectus, and (vi) other facts material to the transaction.

(i)    The Selling Stockholder agrees to promptly notify the Company in writing that a donee or pledgee intends to sell more than five hundred (500) shares of Common Stock, which notice will disclose, at a minimum, the identity, contact information and tax identification number, if known or reasonably obtainable, of the donee or pledgee and the items set forth in Section 5(h)(i) through (iii), above, inclusive.

6.     Delay of Registration; Furnishing Information.  (a)  The Selling Stockholder shall not have any right to obtain or seek an injunction restraining or otherwise delaying the

Registration Statement or any Prospectus as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

(b)   It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 hereof that the Selling Stockholder shall promptly furnish to the Company upon request such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as the Company shall, in its judgment, determine to be required to effect the registration of their Registrable Securities.

7.     Indemnification.  In the event any Registrable Securities are included in a Registration Statement under Section 2:

(a)   to the extent permitted by law, the Company will indemnify and hold harmless the Selling Stockholder, the partners, officers and directors of the Selling Stockholder, any underwriter (as defined in the Securities Act) for such Selling Stockholder and each person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (or actions in respect thereof) that arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”) by the Company:  (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material act required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement; and the Company will pay to such Selling Stockholder, partner, officer, director, underwriter or controlling person for any documented legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information (including, but not limited to, this Agreement) furnished expressly for use in connection with such Registration Statement by such Selling Stockholder, partner, officer, director, underwriter or controlling person of such Selling Stockholder.

(b)   To the extent permitted by law, the Selling Stockholder will, if Registrable Securities held by such Selling Stockholder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Selling Stockholder selling securities under such Registration Statement or any of such other Selling Stockholder’s partners, directors or officers or any person who controls such Selling Stockholder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Selling Stockholder, or partner, director, officer or controlling person of such other Selling Stockholder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Stockholder to be used in connection with such registration (including but not limited to, information included in this Agreement); and each such Selling Stockholder will pay any documented legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying Selling Stockholder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 7(b) exceed the proceeds from the offering received or to be received by such Selling Stockholder.

(c)   Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually and reasonably satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate based on an opinion of counsel that there are actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding, which would result in a conflict of interests. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.

(d)   The obligations of the Company and the Selling Stockholder under this Section 7 shall survive completion of any offering of Registrable Securities in a Registration Statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

8.     Assignment of Registration Rights.  The rights to have the Registrable Securities registered pursuant to this Agreement may be assigned by a Selling Stockholder only to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, or member of a Selling Stockholder, or (b) is a member of the Selling Stockholder’s immediate family or a trust for the benefit of an individual Selling Stockholder or member of his/her immediate family; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and identify the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree in writing to be subject to all restrictions set forth in this Agreement. Any such assignment must comply with the Subscription Agreement and applicable law and regulation.

9.     “Market Stand-Off” Agreement; Agreement to Furnish Information.  The Selling Stockholder hereby agrees that such Selling Stockholder shall not sell, transfer, make any short sale of, grant an option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other equity securities) of the Company held by such Selling Stockholder (other than those included, and pursuant to the plan of distribution described, in the Registration Statement) for a period of ninety (90) days following the effective date of a registration statement (other than the Registration Statement) of the Company filed under the Securities Act in connection with any Company offering of securities; provided that all officers and directors of the Company enter into similar agreements. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said ninety (90) day period.

10.  Rule 144 Reporting.  With a view of making available to the Selling Stockholder the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable efforts to:  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar rule promulgated under the Securities Act, during the term of this Agreement; (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and (c) furnish to a Selling Stockholder promptly upon its written request:  a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company, and a copy of such other reports and documents as a Selling Stockholder may reasonably request in writing in availing itself of any rule or regulation of the SEC allowing the Selling Stockholder to sell any such securities without registration. The Selling Stockholder shall promptly report all such sales to the Company in writing, stating the date and method of sale, the sales price and any brokerage commission paid.

11.  Representations and Warranties of the Selling Stockholder.  The Selling Stockholder severally represents and warrants to the Company as follows:

(a)   The Selling Stockholder: (i) if a natural person, represents that the undersigned has reached the age of 21 and has the full legal power and authority to execute and deliver this Agreement and all other related agreements, instruments, documents or certificates and to perform the provisions hereof and thereof and to sell, dispose of, convey, transfer and deliver the

Registrable Securities; this Agreement has been duly executed and delivered on behalf of the undersigned and constitutes a legal, valid and binding obligation of such person; (ii) if a corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization or other entity, represents that such entity is duly organized and in good standing in the state of its organization and the state(s) where it does business; the consummation of the transactions contemplated hereby are authorized by, and will not result in a violation of state law or its charter or other organizational documents; such entity has full legal power and authority to execute and deliver this Agreement and all other related agreements, instruments, documents or certificates and to perform the provisions hereof and thereof and to sell, dispose of, convey, transfer and deliver the Registrable Securities; the execution and delivery of this Agreement has been duly authorized by all necessary action; this Agreement has been duly executed and delivered on behalf of such entity and constitutes a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, such representative or fiduciary represents that it is properly appointed or elected and has not been terminated or replaced, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of, state law or its organization documents; it has full legal power and authority to execute and deliver this Agreement and all other related agreements, instruments, documents or certificates in such capacity and on behalf of the selling individual, ward, partnership, trust, estate, corporation, or limited liability company or other individual or entity for whom the undersigned is executing this Agreement, and such individual or entity has the full legal power and authority to perform this Agreement and to sell, dispose of, convey, transfer and deliver the Registrable Securities; and represents that this Agreement and all other related agreements, instruments, documents or certificates have been duly authorized by all necessary action, have been duly executed and delivered on behalf of such entity and constitutes a legal, valid and binding obligation of such individual or entity; the consummation of the transactions contemplated hereby are authorized by, and will not result in a violation of, state law or its organization or appointive documents.

(b)   The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the undersigned is a party to or by which it is bound or which affects its ability to freely sell, dispose of, convey or transfer the Registrable Securities free and clear of any liens, encumbrances, equities, claims, charges, court orders or plans, insolvency, bankruptcy or condemnation proceedings, options, conditional sales agreements, restructuring, litigation, arbitration, covenants, or title defects of any kind (“Liens”).

(c)   Such Selling Stockholder has as of the date hereof, and on the date that the Registration Statement is declared or ordered effective by the SEC will have, good, marketable and valid title to the Registrable Securities which may be sold by such Selling Stockholder, free and clear of any Liens, which sale will be in accordance with the terms and conditions of the Registration Statement.

(d)   Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company.

(e)   Neither the Selling Stockholder nor any of its affiliates or associates (except for Value Partners, Ltd.): (i) is an officer, director or employee of the Company or any subsidiary thereof; (ii) except for the Subscription Agreement and this Agreement, had since January 1, 2003 or presently have any interest in any transaction or proposed transaction with the Company; (iii) except for the Subscription Agreement and this Agreement, is a party to any contract, agreement, arrangement or understanding with the Company that was entered into on or after January 1, 2003; or (iv) is a party to, or has an interest in, any threatened or pending legal proceeding where the Company is also a party or which is, or which may be considered to be, adverse to the Company. For purposes of this Agreement:  (x) an “affiliate” of a specified person is a person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; and (y) the term “associate” means (i) any corporation or organization (except the Company) of which the Selling Stockholder is an officer or partner, of which the Selling Stockholder is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities of the Company, (ii) any trust or other estate in which the Selling Stockholder has a beneficial interest or as to which the Selling Stockholder serves as trustee or in a similar fiduciary capacity, or (iii) the Selling Stockholder’s spouse, or any of his/her relatives or relative of his/her spouse who shares Selling Stockholder’s home or who is a director or officer of the Company.

(f)    The Selling Stockholder, or any affiliate or associate thereof, has no family relationship (including a relationship by blood, marriage or adoption) with any director, officer or 10% or greater stockholder of the Company.

(g)   The Selling Stockholder is not, directly or indirectly, or is not an affiliate or associate of, any member firm of the National Association of Securities Dealers, Inc.

(h)   The Selling Stockholder has timely complied with its reporting obligations under the Exchange Act prior to the date of this Agreement.

(i)    The Selling Stockholder has read and approved the sections in the Company’s Prospectus (attached hereto as part of Exhibit A) entitled “Selling Stockholders” and “Plan of Distribution” and agrees that the information contained in those sections of the Prospectus are based on information provided to the Company by the Selling Stockholder (in the Section “Selling Stockholders,” only as it pertains to the undersigned Selling Stockholder) and is true and correct as of the date of this Agreement.

(j)    The Selling Stockholder will immediately notify the Company in writing if any of its representations, warranties, covenants or agreements herein or if any of the disclosure in the Prospectus under the sections “Selling Shareholders” or “Plan of Distribution” becomes materially false, or if it discovers that it has made an omission of a material fact herein.

(k)   None of the Registrable Securities is subject to any pledge, hypothecation, stockholder’s agreement or voting trust agreement, understanding or arrangement, whether written or oral, indicating, without limitation, any mortgage, indenture, note, guarantee, lease, license, contract, deed of trust, proxy, purchase, sale or other agreement relating to the

Registrable Securities, including any agreement relating to the voting or disposition of the Registrable Securities.

(l)    No filing, notice, consent, approval, acquiescence or non-disapproval is required to be made to, or obtained from, any third party or governmental authority in order to effectuate the sale of the Registrable Securities pursuant to this Agreement, except for the SEC and state securities commissions as otherwise described herein.

(m)  There are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries pending or, to the best knowledge of the Selling Stockholder, threatened, at law or in equity or before or by any federal, state, local, foreign or other governmental department, agency, arbitrator, court, instrumentality or authority by or against the Selling Stockholder which could restrain or prohibit or otherwise adversely affect the Registration Statement, the sale by the Selling Stockholder of the Registrable Securities or the consummation of the transactions contemplated hereby.

(n)   As of the date hereof, the Selling Stockholder, except for the inclusion of the Registrable Securities in the Registration Statement, has no agreement, arrangement or understanding for the sale or disposition of the Registrable Securities. The Selling Stockholder is the registered owner of the Registrable Securities.

(n)   During the last five years, the Selling Stockholder has not been:  (i) convicted or nor pleaded nolo contendere to any felony or misdemeanor in connection with the purchase or sale of any security or in connection with the making of any false filing with the SEC or any state securities administrator, or of any felony involving fraud or deceit, including but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny, conspiracy to defraud or theft; (ii) subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or is subject to any order, judgment, or decree of any court of competent jurisdiction, permanently restraining or enjoining that person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or in connection with the making of any false filing with the SEC or any state securities administrator; (iii) subject to a United States Postal Service false representation order; or, (iv) subject to any state administrative order entered by a state securities administrator in which fraud or deceit was found.

12.  Termination of Covenants.  All covenants of the Company to register the Registrable Securities contained in this Agreement shall expire and terminate as to each Selling Stockholder upon the earlier of (a) December 31, 2007, or (b) upon (i) the sale, lease, liquidation, or other disposition of all or substantially all of the assets of the Company, or (ii) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this Section 12 shall not apply to merger effected exclusively for the purpose of changing the domicile of the Company (a “Change in Control”).

13.  Governing Law.  This Agreement shall be governed by, and be the construed under, the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

14.  Survival.  The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Selling Stockholder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

15.  Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a permitted holder of Registrable Securities from time to time and shall not be affected by, and shall survive the death, incapacity, liquidation or insolvency of the Selling Stockholder; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends. This Agreement, while made with a number of different Selling Stockholders, is enforceable only by the Company and the undersigned and their respective successors, assigns, heirs, executors and administrators, and no stockholder of the Company who may be a “Selling Stockholder” under a separate Selling Stockholder Agreement, or other party, is meant to be a third party beneficiary of this or of any other Selling Stockholder Agreement to which it is not a party.

16.  Waiver.  In consideration of the Company’s agreement to register the Registrable Securities hereby, each Selling Stockholder hereby waives any claim it has, had or may have against the Company or any of its directors, officers, employees, agents, affiliates or associates relating to, arising from or in connection with the Selling Stockholder’s purchase of Common Stock pursuant to the Subscription Agreement.

17.  Entire Agreement.  This Agreement and the Exhibits hereto and the Prospectus constitute the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. The Selling Stockholder hereby agrees that the Company and its counsel may rely on the representations, warranties, covenants and agreements made by the Selling Stockholder hereby for purposes of, inter alia, preparing and filing the Registration Statement (including the Prospectus), the legal opinions relating thereto and providing information to the SEC, state securities commissions and other governmental agencies or courts. There is no requirement for the terms and conditions of this Agreement to conform, in any respect, to any other Selling Stockholder Agreement to which the Company may be a party. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

18.  Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

19.  Amendment and Waiver.  (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the Selling Stockholder or the Majority Holders as defined in Section 2(a) above. If this Agreement is amended by the Company and the Majority Holders, the Company shall give to the Selling Stockholder prompt written notice of any such amendment.

(b)   It is agreed that any waiver, permit, consent, or approval of any kind or character by any party of any breach, default or noncompliance under the Agreement or any waiver by such party of any provisions or conditions of this Agreement must be in writing, signed by the Company and the Selling Stockholder or the Majority Holders, and shall be effective only to the extent specifically set forth in such writing. If any provision of this Agreement is waived, or a waiver is approved, by the Majority Holders, the Company shall give to the Selling Stockholder prompt written notice of such waiver.

20.  Delay or Omissions.  The Company shall not be liable in damages for any delay or default in performing hereunder if such delay or default is caused by conditions beyond its control including, but not limited to acts of nature; governmental delays, restrictions, limitations or requests; terrorist acts; infrastructure (i.e., telecommunications, electrical, transportation or similar) damage or failure; wars, insurrections and/or any other cause beyond the reasonable control of the Company. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance of the other party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.

21.  Notice.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying and paying for next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto. For purposes of this Agreement, a “business day” is any day that the New York Stock Exchange is open for normal trading.

22.  Further Assistance.  Each Selling Stockholder agrees to execute and deliver such other agreements documents, instruments and certificates as may be reasonably requested by the Company which are consistent with the terms of this Agreement or which are necessary to give further effect thereto. In addition, if requested by the Company, each Selling Stockholder shall provide, within five (5) days of such request, such information as may be required by the Company in connection with the completion of the public offering of the Registrable Securities pursuant to the Registration Statement filed under the Securities Act. Any failure to provide such assistance as requested by the Company will permit the Company to exclude such Selling Stockholder’s Registrable Securities from the Registration Statement.

23.  Attorneys’ Fees.  In the event that any suit or action is instituted to enforce any provision in this Agreement, the substantially prevailing party in such dispute shall be entitled to recover from the non-prevailing party all fees, costs and expense of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable and documented fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of investigation, preparation, settlement or appeal.

24.  Titles and Subtitles.  The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. This Agreement is meant to be gender neutral and gender references should be interpreted as they may apply to each Selling Stockholder.

25.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Signatures Are to Be Affixed on Next Page.]

SIGNATURE PAGE

The parties have caused this Selling Stockholder Agreement to be duly executed and delivered by the individual stockholder or by its duly authorized officers or representatives as of the date and year set forth below as accepted by the Company.

1. Signature and Selling Stockholder Information.

SELLING STOCKHOLDER

Name of
Selling
Stockholder:
(Please Print)

By:

(Sign Here. If the Registrable Securities are held by more than one person or entity, all such persons or entities must sign. Please use multiple Signature Pages. For individuals in community property states, your spouse must sign a separate Signature Page even if the spouse is not a registered or beneficial owner).

Title:

Date:

Citizenship of
Selling
Stockholder
(If an Individual):

Address:

Telephone No.:

Fax No.:

E-Mail Address:

Social Security or Tax ID No.:

State or Country of Organization:

2. Multiple or Fiduciary Selling Stockholders Should Complete the Information Below:

Please indicate how the Registrable Securities are held [check appropriate box]:

☐	Tenants in Common	☐	Joint Tenants With Right of Survivorship

	(Names of Tenants)			(Names of Tenants)

☐	Tenants by the Entireties	☐	Uniform Gift/Transfers to Minor Act of
(State)
(Names of Tenants)

☐	Trust:		for
	(Name/Date of Trust Agreement)			(Name of Minor(s))

☐	IRA
(Name/Date)

3. Number of Shares of Common Stock to be Registered:

4. List the Stock Certificate Numbers:

5. List States Where Stock is Intended to be Sold (If unknown, so state):

Accepted on the           day of                                         2006:

COMPANY:	TRANS WORLD CORPORATION
545 Fifth Avenue
Suite 940
New York, New York 10017

By:

Name:

Title:

EXHIBIT A

Draft of Registration Statement

EXHIBIT B

Trans World Corporation

Insider Trading Policy

Objective:

To outline the policy and procedures governing trading of the Company’s stock by Insiders, in compliance with the SEC Exchange Act, Rule 10b.5.

Definitions:

(a) Blackout Periods.

The four Blackout Periods begin on March 31st, June 30th, September 30th and December 31st of each year, and end when two full NASDAQ trading days (48-hour rule) have passed after the Company’s announcement of results for the preceding fiscal period.

(b) Insiders

“Insiders” are (i) members of TWC’s Board of Directors, corporate officers and employees; (ii) TWC consultants and other persons associated with the Company and its subsidiaries, including distributors, sales agents and joint venture partners, who receive or have access to the Company’s Material Non-Public Information; and (iii) household and immediate family members of those listed in (i) and (ii).

(c) Material Information

Information is deemed to be material if there is a reasonable likelihood that it would be considered important to an investor in making a decision regarding the purchase or sale of securities. While it is not possible to define all categories of material information, there are various categories of information that are particularly sensitive and, as a general rule, should always be considered material. Examples of such information include:

•                  Financial results

•                  Projections of future earnings or losses

•                  News of a pending or proposed merger

•                  Acquisitions/Divestitures

•                  Impending bankruptcy or financial liquidity problems

•                  Gain or loss of a substantial customer or supplier

•                  Changes in dividend policy

•                  New product announcements of a significant nature

•                  Significant pricing changes

•                  Stock splits

•                  New equity or debt offerings

•                  Significant litigation exposure due to actual or threatened litigation

•                  Major changes in senior management.

Either positive or negative information may be material.

(d) Non-Public Information

Non-Public Information is information that has not been disclosed to the general public and is not available to the general public. Non-Public Information will be deemed to be public after two full trading days have passed on the NASDAQ following the date when the information is disclosed publicly.

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Statement of Policy:

I.                 No Trading During Blackout Periods. No director, officer or employee may trade in Company securities outside of the applicable trading windows or during any special blackout periods that the Compliance Officer may designate. No director, officer or employee may disclose to any outside third party that a special blackout period has been designated.

II.             No Trading During Trading Windows While in the Possession of Material Nonpublic Information. No employee, officer or director possessing material nonpublic information concerning the Company may trade in Company securities even during applicable trading windows. Persons possessing such information may trade during a specified trading window only after the opening of trading on the third full trading day (48-hour rule) following the Company’s widespread public release of the information.

III.         No Insider may disclose the Company’s Non-Public Information to Third Parties.

IV.         No public disclosure by Insiders. No Insider who receives or has access to the Company’s Material Non-Public Information may comment on stock movement or rumors of other corporate developments that are of possible significance to the investing public, unless specifically authorized by the Compliance Officer in each instance.

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